                                                                   Exhibit 10.23

                AMENDED AND RESTATED NON-RECOURSE PROMISSORY NOTE


$479,880                                                      Reykjavik, Iceland
                                                                  March 24, 1999

         FOR VALUE RECEIVED, the undersigned hereby unconditionally promises to pay to the order of deCODE genetics, Inc., a Delaware corporation (the "Company"), at the Company's principal office or at such other place as the holder hereof may designate in writing, on 1 February, 2003, in lawful money of the United States of America and in immediately available funds, the total price of 479,880 Dollars ($479,880), together with interest, compounded annually, from 16 November, 1998 on the unpaid principal at the rate of 6% per annum.

         This Note may not be prepaid.

         The full amount of this Note is secured by a pledge of shares of Common Stock of the Company, and is subject to all of the terms and provisions of the Amended and Restated Early Exercise Stock Purchase Agreement and the Amended and Restated Pledge Agreement, each of even date herewith between the undersigned and the Company. The Company's recovery against the undersigned for failure to pay any amount owing hereunder when due shall be limited solely to the shares of Common Stock or other collateral of the undersigned pledged to the Company in the Amended and Restated Pledge Agreement. The undersigned shall not be liable or have any personal liability in any other respect for the payment of any amount due under this Note.

         The undersigned hereby represents and agrees that the amounts due under this Note are not consumer debt, and are not incurred primarily for personal, family or household purposes, but are for business and commercial purposes only.

         The undersigned hereby waives presentment, protest and notice of protest, demand for payment, notice of dishonor and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.

         This Note shall be governed by, and construed, enforced and interpreted in accordance with, the laws of the State of Delaware, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

         This Amended and Restated Non-Recourse Promissory Note reflects amendments to the Non-Recourse Promissory Note delivered to the Company by the undersigned on 16 November, 1998, which amendments were agreed upon between the Company and the undersigned on March 24, 1999. It supersedes and replaces in all respects such Non-Recourse Promissory Note.

                                            /s/    Sigurdur I. Bjornsson
                                            ------------------------------------
                                                       (signature)

                                                   Sigurdur I. Bjornsson
                                            ------------------------------------
                                                      (print name)